                                 EXHIBIT 99.2

                               FIRST CAPITOL BANK

                                     PROXY

        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___________, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Lois C. Derry and John M. Kelley and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of First Capitol Bank (the "Bank") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Bank to be held at the Bank's principal executive office, 2951 Whiteford Road, York, Pennsylvania 17402, on Wednesday, ______________, 1998, at 10:00
a.m., prevailing time, and at any adjournment or postponement thereof as follows:

     1. Approval of the Agreement and Plan of Affiliation, dated April 16, 1998, among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Interim Bank and the Bank ("First Capitol Merger Agreement"), whereby the Bank will become a wholly-owned subsidiary of Susquehanna and each shareholder of the Bank will receive, subject to certain adjustments, 2.028 shares of Susquehanna common stock for each share of Bank common stock held.

     [ ]                      [ ]                       [ ]

     FOR                      AGAINST                   ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                         ---
     2. Adjournment of the Special Meeting, if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the First Capitol Merger Agreement as more fully described in the accompanying Proxy Statement/Prospectus.

     [ ]                      [ ]                       [ ]

     FOR                      AGAINST                   ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
                                         ---

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     This Proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

Number of Shares Held of                 Dated ____________________, 1998
Record on ______________, 1998:


_______________________________          ________________________________
                                         Signature


                                         ________________________________
                                         Signature

     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE BANK IN THE ENCLOSED SELF-ADDRESSED , POSTAGE PREPAID ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.